SCHENCK & ASSOCIATES SC
P.O. BOX 1809
FOND DU LAC, WI 54935

MAY 25, 2000
FOND DU LAC OFFICE

SECURITIES AND EXCHANGE COMMISSION
450 5TH ST., NW
WASHINGTON DC 20549

GENTLEMEN:

WE HAVE READ AND AGREE WITH THE COMMENTS IN ITEM 4 OF FORM F8-K OF ATI NETWORKS, INC. DATED APRIL 26, 2000.

/S/ SCHENCK & ASSOCIATES SC

SCHENCK & ASSOCIATES SC
FOND DU LAC, WI

MAY 25, 2000